                              EDIFICEREX.COM, INC.


                             STOCKHOLDERS' AGREEMENT


                                 March 15, 2000

                                TABLE OF CONTENTS



                                                                                                               PAGE

Article I             Definitions................................................................................1

     1.1              Certain Definitions........................................................................1

Article II            Securities Act.............................................................................3

     2.1              Restrictive Legend.........................................................................3

Article III           Reports; Confidentiality...................................................................3

     3.1              Delivery of Financial Statements...........................................................3

     3.2              Confidentiality............................................................................4

     3.3              Termination of Covenants...................................................................4

Article IV            Preemptive Rights..........................................................................4

     4.1              Rights of First Offer......................................................................4

     4.2              Sale of Securities by Company..............................................................5

Article V             Transfers of Shares........................................................................5

     5.1              General Restrictions on Transfer...........................................................5

     5.2              Requirements Applicable to Transfers.......................................................5

     5.3              [Reserved].................................................................................6

     5.4              Tag-Along Option...........................................................................6

     5.5              Prohibited Transfers.......................................................................7

Article VI            Miscellaneous..............................................................................7

     6.1              Termination................................................................................7

     6.2              Governing Law; Jurisdiction................................................................7

     6.3              Successors and Assigns.....................................................................8

     6.4              Notices, Etc...............................................................................8

     6.5              Delays or Omissions........................................................................8

     6.6              Third Parties..............................................................................8

     6.7              Severability...............................................................................8

     6.8              Amendment and Waiver.......................................................................8

     6.9              Rights of Stockholder......................................................................9

     6.10             Titles and Subtitles.......................................................................9

     6.11             Entire Agreement...........................................................................9

     6.12             Neutral Construction.......................................................................9

     6.13             Counterparts...............................................................................9


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



                             STOCKHOLDERS' AGREEMENT


         This Stockholders' Agreement (this "Agreement"), dated as of March 15,
2000, is made by and among EdificeRex.com, Inc., a Delaware corporation (the
"Company"), Insignia Financial Group, Inc., a Delaware corporation ("Insignia"), the persons listed on the signature pages hereto (the "Investors") and any transferee who subsequently becomes a party to this Agreement in accordance with the terms hereof (such transferees, together with the Investors, the "Stockholders").

                               W I T N E S S E T H

         WHEREAS, pursuant to the terms of one or more Series C Preferred Stock
Purchase Agreements between the Company and the Investors (each, a "Purchase
Agreement"), and as an inducement to consummate the transactions contemplated by the Purchase Agreements, it is a condition to the consummation of the transactions contemplated by the Purchase Agreements that the Company, Insignia and the Stockholders enter into this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants and agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------


         1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "AFFILIATE" of a person is (A) in respect of a person which is not an individual, any other person that, directly or indirectly, Controls or is Controlled by, or is under common Control with such person, and (B) with respect to an individual, such person's spouse, a parent or lineal descendant (including an adopted child) of a parent, or the spouse of a lineal descendant of a parent, a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of, such person, or a trustee, guardian or custodian for an Affiliate of such person, or the trustee of a trust (including a voting trust) for the benefit of such person. In addition, for purposes of this definition, all employees, directors, officers, stockholders, consultants and advisors of Insignia and all Controlled subsidiaries of Insignia shall be deemed to be Affiliates of Insignia.

         "BOARD" shall mean the board of directors of the Company as constituted from time to time.

         "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "COMMON STOCK EQUIVALENTS" shall mean, with respect to any Securities at any given time, the aggregate number of shares of Class A Common Stock, par value $.001 per share, included in or for or into which such Securities are exchangeable, convertible, or exercisable at such time.

          "CONTROL" (including the terms "Controlling," "Controlled,"
"Controlled by" and "under common Control with"), as used with respect to any entity, shall mean ownership of 50% or more of the voting securities of such entity.



         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "FINANCING" shall mean any offering or series of related offerings of Securities by the Company for cash, except the following: (i) the issuance or sale of Securities to employees, officers, directors or consultants of the Company for the primary purpose of soliciting or retaining their services as shall have been approved by the Board; (ii) the issuance or sale of Securities to strategic business partners, leasing entities, vendors or financial institutions in connection with transactions approved by the Board, provided that the primary business purpose of any such transaction is something other than raising capital; (iii) the sale of Securities in an Initial Public Offering; (iv) any issuances of Securities in connection with any stock split, reverse split, stock dividend or recapitalization by the Company (provided that none of the foregoing is in connection with raising capital); or (v) the issuance of Securities in connection with the acquisition of another entity by the Company by merger, consolidation, or purchase of all or substantially all of the assets, shares or other interests of such entity.

         "GAAP" shall mean U.S. generally accepted accounting principles in effect from time to time.

         "INITIAL PUBLIC OFFERING" shall mean an offering by the Company of its equity securities to the general public in which the net proceeds to the Company are in excess of $20,000,000 (after deduction of underwriters' discounts and commissions and expenses of the offering) and the public offering price per share is equal to or greater than $10.00 (as adjusted for stock splits, reverse splits, divisions, combinations or similar events) and the underwritten equity securities are listed for trading on either the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market's National Market.

         "INSIGNIA GROUP" means Insignia and its Controlled Affiliates taken as a whole.

         "OWNERSHIP PERCENTAGE" shall mean, with respect to any particular Stockholder at any given time, the fully-diluted common economic interest in the Company (assuming full conversion, exchange or exercise of all then outstanding Securities which are convertible into or exchangeable or exercisable for common equity securities of the Company in accordance with their terms) represented by the Shares held of record by such Stockholder at such time, expressed as a percentage.

         "SECURITY" shall mean any equity security of the Company and any security which by its terms is convertible into or exchangeable or exercisable for any equity security of the Company.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "SHARES" shall mean the shares of Series C Preferred Stock, par value $.001 per share, of the Company purchased by the Investors pursuant to the Purchase Agreement, together with any shares of Class A Common Stock, par value $.001 per share, into which such shares of Series C Preferred Stock are converted.

                                   ARTICLE II

                                 SECURITIES ACT
                                 --------------


         2.1 RESTRICTIVE LEGEND. Each certificate representing Shares shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
                    BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM."

                (b) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE
                    TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

         The legend set forth in Section 2.1(a) hereof will be removed by the Company from any certificate representing Shares (i) at the request of any Stockholder if such Stockholder shall have obtained and delivered to the Company a written opinion (addressed to the Company) of counsel reasonably acceptable to the Company to the effect that the Shares proposed to be disposed of may lawfully be so disposed without registration, qualification or legend or (ii) at such time as a registration statement under the Securities Act is in effect with respect to such Shares.

         The legend set forth in Section 2.1(b) hereof will be removed by the Company from any certificate representing Shares at such time as this Agreement is terminated in accordance with Section 6.1 hereof.

                                  ARTICLE III

                            REPORTS; CONFIDENTIALITY
                            ------------------------

         3.1 DELIVERY OF FINANCIAL STATEMENTS.
             ---------------------------------

         (a) Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the Company shall deliver to each Stockholder owning Shares, a consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal quarter and the related consolidated statements of operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, without footnote disclosure, setting forth in the case of each fiscal quarter ending after completion of the Company's first fiscal year, in comparative form, the figures for the corresponding periods of the previous fiscal year, certified by the chief financial officer or other senior officer designated by the chief executive officer of the Company as fairly presenting in all material respects the consolidated financial condition and results of operations of the Company and its subsidiaries as at the end of such fiscal quarter and for the period(s) then ended and as having been prepared in accordance with GAAP (except for the absence of footnotes) applied on a basis consistent with the

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audited financial statements of the Company, subject to changes resulting from audit and normal year-end adjustments.

         (b) Within 90 days after the end of each fiscal year, the Company shall deliver to each Stockholder owning Shares, an audited consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related audited consolidated statements of operations, shareholders' equity and cash flows for such fiscal year, setting forth in the case of each fiscal year ending after completion of the Company's first fiscal year, in comparative form, the figures for the previous fiscal year, certified by the Company's independent accountants (which shall be a firm of nationally recognized standing).

         3.2 CONFIDENTIALITY. Each Stockholder agrees that any information obtained by such Stockholder pursuant to this Article III will not be disclosed without the prior written consent of the Company. Each Stockholder further acknowledges and understands that any information so obtained may be considered "inside" non-public information and may not be utilized by such Stockholder in connection with purchases and/or sales of the securities of the Company or Insignia except in compliance with applicable state and federal securities laws. The foregoing notwithstanding, a Stockholder may provide information obtained by it pursuant to this Article III to (i) a prospective transferee, in connection with any Transfer permitted under this Agreement, provided that such prospective transferee has executed a nondisclosure agreement in form and substance satisfactory to the Company, or (ii) to any party, provided that such disclosure is compelled by judicial or administrative process or by other requirements of law, and notice of such disclosure is furnished to the Company, or is information otherwise in the public domain (other than by reason of a breach of this Section 3.2 by any Stockholder).

         3.3 TERMINATION OF COVENANTS. The covenants set forth in Article III shall terminate, and be of no further force or effect, upon the earlier of (i) the termination of this Agreement pursuant to Section 6.1 or (ii) such time as the Company initially becomes subject to the periodic reporting requirements of
Section 13 or 15(d) of the Exchange Act.

                                   ARTICLE IV

                                PREEMPTIVE RIGHTS
                                -----------------

         4.1 RIGHTS OF FIRST OFFER. Subject to the terms and conditions specified in this Article IV, the Company hereby grants to each Stockholder owning Shares a right of first offer with respect to future sales by the Company of its Securities in connection with any Financing. Each time the Company proposes to offer any Securities in a Financing, the Company shall first offer such Securities to each Stockholder owning Shares in accordance with the following provisions:

         (a) The Company shall deliver a notice ("Notice") to each Stockholder owning Shares stating (i) its intention to offer such Securities for sale, (ii) the number of such Securities to be offered (the "Offered Securities"), (iii) the price for which it proposes to offer such Securities, (iv) the terms and conditions of such offer and (v) such Stockholder's Ownership Percentage as of the date of such Notice.

         (b) Within ten (10) calendar days after receipt of the Notice, each Stockholder (or Controlled Affiliate of such Stockholder) may elect to purchase, at the price and on the terms specified in the Notice, up to that number of Offered Securities equal to such Stockholder's Ownership Percentage multiplied by the Offered Securities, by providing the Company with written notice of its election, provided that such Stockholder (or a Controlled Affiliate) is an "accredited investor" (as defined in Rule 501(a) under the Securities Act) at the time of purchase.

         4.2 SALE OF SECURITIES BY COMPANY. Within sixty (60) days of the expiration of the 10-day period described in Section 4.1(b), any Offered Securities which the Stockholders have not elected to purchase may be sold by the Company to any person or persons at a price not less than, and upon terms no more favorable to such person or persons than, those specified in the Notice. If the Company does not complete the sale of all such Offered Securities within such 60-day period, the rights of the Stockholders under this Article IV with respect to any such unsold Offered Securities shall be revived.

                                   ARTICLE V

                               TRANSFERS OF SHARES
                               -------------------

         5.1 GENERAL RESTRICTIONS ON TRANSFER.

                (a) No Stockholder may give, sell, assign, transfer, exchange or otherwise dispose of any Shares (each such activity, a "Transfer") in contravention of the terms and conditions of this Article V. A pledge or the grant of a security interest in Shares to secure a bona fide loan shall not constitute a Transfer. A Transfer of the equity interests in a special-purpose entity whose only significant asset is Shares of the Company (or its equity in another such special-purpose entity) shall also be subject to the provisions of this Article V as if such equity interests represented the underlying Shares; provided, however, that this clause shall not be applicable to Metropolitan Internet Partners I, LLC.

                (b) The Company shall be entitled to treat the record owner of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until, subject to compliance with this Article V, such time as a written assignment of such Shares has been received and accepted by the Company and recorded on the books of the Company.

         5.2 REQUIREMENTS APPLICABLE TO TRANSFERS.

                (a) Every Transfer shall be subject to all of the following conditions and requirements:

                        (i) The proposed Transfer must not cause or result in
                any violation of law, including without limitation federal or state securities laws. Without limiting the foregoing, the proposed Transfer must not (i) cause the Company to become an investment company as defined in the Investment Company Act of 1940, as amended, or (ii) require the registration of the Company's securities under federal or state securities laws.

                        (ii) The transferee must execute and deliver to the
                Company a joinder agreement, in form and substance reasonably satisfactory to the Company, pursuant to which it agrees to become a party to and be bound by this Agreement, and to be subject to the same provisions applicable to the transferor in this Agreement.

                        (iii) Prior to any proposed Transfer, the transferor
                must give written notice to the Company of such transferor's intention to effect such Transfer, which notice must describe the manner and circumstances of the proposed Transfer in reasonable detail as well as the identity of the transferee.

                        (iv) If requested by the Company, the transferor must
                deliver to the Company, at such transferor's expense, a written opinion, addressed to the Company, of legal counsel reasonably satisfactory to the Company to the effect that the proposed

                Transfer of Shares may be effected without registration under the Securities Act and applicable state securities laws.

                        (v) Shares may only be Transferred in exchange for
                consideration consisting solely of cash.

                        (vi) The transferee may not be a competitor of the
                Company (as determined by the Board acting in good faith).

                (b) No Transfer of Shares by a Stockholder in accordance with the terms hereof shall relieve such Stockholder from its obligations under this Agreement.

                (c) Notwithstanding the foregoing, the provisions of Sections 5.2(a)(v) shall not apply to a Transfer by a Stockholder to an Affiliate.

                                5.3 [RESERVED].

         5.4 TAG-ALONG OPTION. In the event that one or more members of the Insignia Group proposes to Transfer Securities representing on a fully-diluted basis 10% or more of the combined voting power of the Company at the time of such Transfer in any one or a series of transactions (other than Transfers to Controlled Affiliates), then the Stockholders shall have the right to participate in such Transfer (the "Tag-Along Option") as follows:

                (a) Insignia shall deliver to each Stockholder holding Shares a notice (the "Tag-Along Notice") setting forth the name of the transferee, the Securities to be Transferred, the price (expressed in terms of dollars per Common Stock Equivalent) and other material terms of the Transfer, and any other relevant material information available regarding the proposed Transfer at least fifteen (15) days prior to such Transfer.

                (b) Each such Stockholder shall have the right (exercisable within ten (10) days of such Stockholder's receipt of the Tag-Along Notice) to sell a portion of its Shares to such transferee which is equal to or less than the product obtained by multiplying (i) the total number of Shares owned by such Stockholder by (ii) a fraction, the numerator of which is the total number of Common Stock Equivalents represented by the Securities proposed to be Transferred by the Insignia Group, and the denominator of which is the total number of Common Stock Equivalents represented by all Securities then owned by the Insignia Group. Any such election to participate shall be made by written notice (a "Tag Along Notice of Election") to Insignia within ten (10) days of such Stockholder's receipt of the Tag-Along Notice. The right of each Stockholder to participate in such Transfer shall be conditioned upon such Stockholder's execution of such documents and agreements as the proposed transferee may require; provided, however, that the terms of such documents and agreements shall be no more onerous than those set forth in the documents and agreements to be executed by the Insignia Group in connection with such Transfer; and further provided that no such Stockholder shall be required to indemnify a transferee for an amount in excess of the total consideration to be received by such Stockholder pursuant to such Transfer.

                (c) If no Stockholder elects to participate by delivering a Tag-Along Notice of Election within ten (10) days of the receipt of the Tag-Along Notice, Insignia may sell the Securities to be Transferred on the terms and conditions set forth in the Tag-Along Notice.

                (d) If one or more Stockholders elects to participate by delivering a Tag-Along Notice of Election within ten (10) days of the receipt of the Tag-Along Notice, Insignia shall use all reasonable efforts to cause the prospective transferee(s) to agree to acquire all Securities included in the Tag-Along

Notice and all Shares included in the Tag-Along Notice(s) of Election, upon the same terms and conditions set forth in the Tag-Along Notice. If such prospective transferee is unwilling or unable to acquire all of such additional Shares upon such terms, then Insignia may elect either to cancel such Transfer or to proceed with such Transfer by reducing the number of Securities to be sold pursuant to the Tag-Along Notice and Shares to be sold pursuant to the Tag-Along Notice(s) of Election such that the total number of Common Stock Equivalents represented by the Securities to be sold by the Insignia Group, on the one hand, and the total number of Common Stock Equivalents represented by Shares to be sold by the Stockholders that delivered Tag-Along Notices of Election, on the other hand, does not exceed the total number of Common Stock Equivalents such transferee is willing to purchase. Specifically, pursuant to the preceding sentence, the number of Common Stock Equivalents represented by the Securities proposed to be sold by the Insignia Group and the number of Common Stock Equivalents represented by Shares proposed to be sold by the Stockholders who delivered Tag-Along Notices of Election shall each be reduced by being multiplied by a fraction, the numerator of which is equal to the total number of Common Stock Equivalents the transferee is willing to purchase and the denominator of which is equal to the total number of Common Stock Equivalents represented by Securities proposed to be sold by the Insignia Group plus the total number of Common Stock Equivalents represented by Shares proposed to be sold by the Stockholders who delivered Tag-Along Notices of Election.

                (e) Within ten (10) days after the date by which the Stockholders were first required to notify Insignia of their intent to participate, Insignia shall notify each Stockholder who has elected to participate of the number of Shares held by such Stockholder that will be included in the Transfer and the date on which the Transfer will be consummated.

                (f) Each of the Stockholders electing to Transfer his or its Shares pursuant to this Section 5.4 shall deliver to the transferee, or to Insignia for delivery to the transferee, the Share certificate(s) representing such Stockholder's Shares to be Transferred in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers in blank, with all requisite transfer stamps, if any, attached thereto. At the time of consummation of the Transfer, the transferee shall remit directly to each such Stockholder that portion of the sale proceeds to which such Stockholder is entitled by reason of his participation therein.

         5.5 PROHIBITED TRANSFERS. Any purported Transfer of Securities in violation of any provision of this Agreement shall be null and void and ineffective to Transfer any Securities and shall not be binding upon or be recognized by the Company, and no such Transfer shall be made or recorded on the books of the Company. In the event that any Stockholder or member of the Insignia Group shall at any time attempt to Transfer Securities in violation of any of the provisions of this Agreement, the Company, Insignia and the Stockholders, as the case may be, in addition to all rights and remedies at law and equity, shall have and be entitled to an order restraining or enjoining such Transfer (without the need to post a bond or other security), it being expressly acknowledged and agreed that damages at law would be an inadequate remedy for a Transfer in violation of this Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------

         6.1 TERMINATION. This Agreement shall terminate upon the closing of an Initial Public Offering.

         6.2 GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware, as applied to agreements entered into, and to be performed entirely in such state, between residents of such state. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of New York with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between the parties arising under this Agreement.

         6.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         6.4 NOTICES, ETC. All notices and other communications required or permitted hereunder, shall be in writing and shall be personally delivered, mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by a nationally-recognized overnight courier, addressed (a) if to Insignia, at Insignia's address set forth on the signature page hereto, or such other address as Insignia shall have furnished to the Company in writing, (b) if to a Stockholder, at its address set forth on the signature page hereto, or the address set forth in the applicable joinder agreement, as the case may be, or such other address as such Stockholder shall have furnished to the Company in writing, or (c) if to the Company, at its address set forth on the signature page hereto addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Stockholders. Any such notice or communication shall be deemed to have been received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent, and (C) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         6.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any Stockholder, shall be cumulative and not alternative.

         6.6 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         6.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

         6.8 AMENDMENT AND WAIVER. Any provision of this Agreement may be amended with the written consent of the Company, Insignia and the holders of at least a majority of the outstanding Shares then held by the Stockholders. Any amendment effected in accordance with this paragraph shall be binding upon each Stockholder, Insignia and the Company. In addition, any party may waive performance of any obligation owing to it by any other party, or agree to accept alternatives to such performance, without obtaining the consent of any other party, provided such waiver is in writing and signed by the party charged therewith.

         6.9 RIGHTS OF STOCKHOLDER. Each Stockholder shall have the absolute right to exercise or refrain from exercising any right or rights that such Stockholder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Stockholder shall not incur any liability to any other Stockholder as a result of exercising or refraining from exercising any such right or rights.

         6.10 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings or agreements, whether written or oral, with respect to the subject matter hereof.

         6.12 NEUTRAL CONSTRUCTION. The parties to this Agreement agree that this Agreement was negotiated fairly between them at arm's length and that the final terms of this Agreement are the product of the parties' negotiations. Each party represents and warrants that it has sought and received legal counsel of its own choosing with regard to the content of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provision(s).

         6.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, by manual and facsimile signatures, each of which shall be an original document enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        COMPANY:
                                        --------

Address:                                EDIFICEREX.COM, INC.
--------
EdificeRex.com, Inc.
200 Park Avenue
New York, New York 10166                By: /s/Jeffrey P. Cohen
                                            ---------------------------
Attention:  Jeffrey P. Cohen                Jeffrey P. Cohen
                                            Executive Vice President


                                        INSIGNIA:
                                        ---------
Address:                                INSIGNIA FINANCIAL GROUP, INC.
--------
Insignia Financial Group, Inc.
200 Park Avenue
New York, New York 10166                By: /s/Jeffrey P. Cohen
                                            ---------------------------
Attention:  Jeffery P. Cohen                Jeffrey P. Cohen
                                            Executive Vice President


                                        INVESTORS:
                                        ----------
Address:                                METROPOLITAN INTERNET PARTNERS I,
--------                                LLC
c/o Insignia Internet Initiatives, Inc.
300 Delaware Avenue, Suite 900
Wilmington, Delaware 19801              By: MIP I, LLC, its Managing Member
Attention: President
                                        By: Insignia Internet Initiatives, Inc.,
                                            its Managing Member


                                        By: /s/Adam Gilbert
                                            ---------------------------
                                            Adam Gilbert
                                            President


Address:                                BLACKACRE CAPITAL MANAGEMENT, LLC
--------
Blackacre Capital Management, LLC
450 Park Avenue
28th Floor
New York, NY  10022                     By: Ronald Kravit
                                            ---------------------------
Attention:  Ronald Kravit                   Ronald Kravit
                                            Managing Director